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                                                                   Exhibit 2.2




                          UNITED STATES DISTRICT COURT
                            SOUTHERN DISTRICT OF OHIO
                                WESTERN DIVISION

In re                                  )        Consolidated Case No. 1-91-00100
                                       )
                                       )
EAGLE-PICHER INDUSTRIES,               )        Chapter 11
INC., et al.,                          )
                                       )
         Debtors.                      )
                                       )
__________________________________     )

                         MODIFICATIONS TO THIRD AMENDED
                       CONSOLIDATED PLAN OF REORGANIZATION
                       -----------------------------------

                  Eagle-Picher Industries, Inc., Daisy Parts, Inc., Transicoil Inc., Michigan Automotive Research Corporation, EDI, Inc., Eagle-Picher Minerals, and Hillsdale Tool and Manufacturing Co. (collectively, the "Debtors"), together with the Injury Claimants' Committee appointed in the above-captioned chapter 11 cases (the "ICC") and the James J. McMonagle, the Legal Representative for Future Claimants in the above-captioned chapter 11 cases (the "Future Claimants' Representative"; the Debtors, the ICC, and the Future Claimants' Representative being collectively referred to herein as the "Plan Proponents") hereby propose the following modifications to that certain Third Amended Consolidated Plan of Reorganization for the Debtors, dated August 28, 1996 (the "Plan"):

                  1. Section 1.1.6.6 of the Plan is modified to change the phrase "With respect to any Other Product Liability Tort Claim" to the phrase "With respect to any Product Liability Tort Claim other than an Asbestos Personal Injury Claim or a Lead Personal Injury Claim."

                  2. Section 1.1.58 of the Plan is modified to delete the phrase "after the date."

                  3. Section 1.1.106 of the Plan is modified to change the phrase "by exposure


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to any products or byproducts that were manufactured, sold, supplied, produced, released, distributed, or in any way marketed by any of the Debtors prior to the Petition Date" to "by exposure to or injuries caused by any products or byproducts that were manufactured, sold, supplied, produced, released, distributed, or in any way marketed by any of the Debtors prior to the Petition Date."

                  4. The last sentence in subsection 2. of section 3.2.17 of the Plan is amended in its entirety to read as follows: "Nothing contained herein shall constitute or be deemed a waiver of any claim, right, or cause of action that the Debtors, the Reorganized Debtors, or the PI Trust may have against any Entity in connection with or arising out of an Asbestos Personal Injury Claim or Lead Personal Injury Claim, and the injunction shall not apply to the assertion of any such claim, right, or cause of action by the Debtors, the Reorganized Debtors, or the PI Trust."

Dated: Cincinnati, Ohio
       November 12, 1996

                                Respectfully submitted,

                                EAGLE-PICHER INDUSTRIES, INC.

                                By: /s/ Thomas E. Petry
                                   ---------------------------------------------
                                Name:  Thomas E. Petry
                                Title: Chairman of the Board and Chief Executive
                                       Officer

                                DAISY PARTS, INC.

                                By: /s/ James A. Ralston
                                   ---------------------------------------------
                                Name:  James A. Ralston
                                Title: Secretary

                                        2


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                                TRANSICOIL INC.

                                By: /s/ James A. Ralston
                                   ---------------------------------------------
                                Name:  James A. Ralston
                                Title: Assistant Secretary

                                MICHIGAN AUTOMOTIVE RESEARCH
                                CORPORATION

                                By: /s/ James A. Ralston
                                   ---------------------------------------------
                                Name:  James A. Ralston
                                Title: Assistant Secretary

                                EDI, INC.

                                By: /s/ James A. Ralston
                                   ---------------------------------------------
                                Name:  James A. Ralston
                                Title: Assistant Secretary

                                EAGLE-PICHER MINERALS, INC.

                                By: /s/ James A. Ralston
                                   ---------------------------------------------
                                Name:  James A. Ralston
                                Title: Secretary

                                HILLSDALE TOOL & MANUFACTURING CO.

                                By: /s/ James A. Ralston
                                   ---------------------------------------------
                                Name:  James A. Ralston
                                Title: Secretary

                                    3


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WEIL, GOTSHAL & MANGES LLP
Co-Attorneys for Eagle-Picher
  Industries, Inc., et al.
Chapter 11 Debtors in Possession
767 Fifth Avenue
New York, New York 10153
(212) 310-8000

and

FROST & JACOBS
Co-Attorneys for Eagle-Picher
  Industries, Inc., et al.
Chapter 11 Debtors in Possession
2500 PNC Center
201 East Fifth Street
Cincinnati, Ohio 45202-4182
(513) 651-6800

                                   JAMES J.G. McMONAGLE,

                                   THE FUTURE CLAIMANTS'

                                   REPRESENTATIVE

                                   /s/ James J. G. McMonagle
                                   ---------------------------------------------

McCarthy, Lebit, Crystal &
  Haiman Co., LPA
Attorneys for the Future
  Claimants' Representative
1800 Midland Building
101 Prospect Avenue, West
Cleveland, Ohio 44115
(216) 696-1422

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                                THE INJURY CLAIMANTS' COMMITTEE

                                By: /s/ Robert E. Sweeney
                                   ---------------------------------------------
                                Name:  Robert E. Sweeney
                                Title: Chairperson

Keating, Muething & Klekamp LLP
Attorneys for the Injury
  Claimants' Committee
1800 Provident Tower
One East Fourth Street
P.O. Box 1800
Cincinnati, Ohio 45202
(513) 579-6400

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